Exhibit 1

Amended and Restated

Joint Filing Agreement

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Autobytel, Inc. (the “Issuer”), and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 12, 2015.

[Signatures on following page]

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Signatures

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: October 12, 2015

AUTO HOLDINGS LTD.

By: /s/ Matías de Tezanos

Matías de Tezanos, Director

CEIBA INTERNATIONAL CORP.

By: /s/ Richard Aitkenhead Castillo

Richard Aitkenhead Castillo, Director

INVESTMENT AND DEVELOPMENT FINANCE CORP.

By: /s/ Richard Aitkenhead Castillo

Richard Aitkenhead Castillo, Director

GALEB3 INC

By: /s/ Jose Vargas

Jose Vargas, President

JOSE VARGAS, individually

/s/ Jose Vargas

Jose Vargas

MANATEE VENTURES INC.

By: /s/ Matías de Tezanos

Matías de Tezanos, Director

MATÍAS DE TEZANOS, individually

By: /s/ Matías de Tezanos

Matías de Tezanos

JOHN PETER KLOSE DE OJEDA, individually

/s/ John Peter Klose de Ojeda

John Peter Klose de Ojeda

RICHARD AITKENHEAD CASTILLO, individually

/s/ Richard Aitkenhead Castillo

Richard Aitkenhead Castillo

PF AUTO, INC.

By: /s/ Jose Vargas

Jose Vargas, President

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